Exhibit 3.1

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
SECURITY DEVICES INTERNATIONAL INC.

________________________________

   THE UNDERSIGNED Chief Executive Officer of SECURITY DEVICES INTERNATIONAL INC., a corporation organized under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

1.	The certificate of incorporation of the Corporation is hereby amended by changing the paragraph “4.A” to read as follows:

“4.A”	The authorized capital stock of the Corporation shall consist of 200,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value.

2.	This amendment was duly adopted by the board of directors in accordance with Section 242 of the Delaware General Corporation Law and approved by the written consent of the holders of a majority of the outstanding shares of the common stock of the Corporation in accordance with Sections 228 and 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, I have hereunto signed this certificate of amendment of the certificate of incorporation of the SECURITY DEVICES INTERNATIONAL INC., this 6th day of October, 2017.

/s/	Dean Thrasher
Dean Thrasher, Chief Executive Officer